Exhibit 4.4

EXECUTION VERSION

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

Dated: November 17, 2020

WARRANT

To Purchase Common Stock of

Digerati Technologies, Inc.,

a Nevada corporation

THIS IS TO CERTIFY that Post Road Special Opportunity Fund II LP (“Initial Holder”), c/o Post Road Administrative LLC, 2 Landmark Square, Suite 207, Stamford, Connecticut 06901, or its registered assigns, transferees and successors, is entitled upon the due exercise hereof at any time during the Exercise Period to purchase 107,701,179[1] shares of Common Stock (subject to the forfeiture provisions contained herein) of Digerati Technologies, Inc., a Nevada corporation (together with any successor thereto, the “Company”), at a price of $0.01 per share of Common Stock (the “Exercise Price”), and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions set forth herein. The foregoing number of shares of Common Stock purchasable hereunder is subject to adjustment as hereinafter set forth.

T3 Communications, Inc., a Nevada corporation (“T3 Nevada”), as borrower, T3 Nevada’s Subsidiaries, as guarantors, the Persons from time to time parties thereto, as lenders thereunder (the “Lenders”), and Post Road Administrative LLC, a Delaware limited liability company (in its individual capacity, “Post Road Administrative”), in its capacity as the Administrative Agent for the Lenders (Post Road Administrative, in such capacity, the “Administrative Agent”) have entered into a Credit Agreement of even date herewith (such Credit Agreement, as the same may be amended, modified, supplemented, restated, refinanced, or replaced from time to time, the “Credit Agreement”), subject to the terms and conditions of which (a) the Lenders have agreed to make loans and other financial accommodations to T3 Nevada (the “Loans”), (b) T3 Nevada’s Subsidiaries have guaranteed repayment of such Loans, (c) T3 Nevada has granted Liens on substantially all of its assets to the Administrative Agent to secure repayment of the Loans, (d) T3 Nevada’s Subsidiaries have granted Liens on substantially all of their assets to secure their obligations under such guarantee, and (e) the Company has acknowledged that T3 Nevada is a Subsidiary of the Company and it is to the direct and indirect financial benefit of the Company that the Lenders provide the Loans to T3 Nevada. Warrant has been issued in partial consideration of the Loans.

[1]	The number of shares of capital stock for which this Warrant is exercisable is 25% of the total Shares, calculated on a fully-diluted basis as of the date hereof, as set forth on the Capitalization Certificate.

Capitalized terms used but not otherwise defined in this Warrant shall have the respective meanings set forth in Article X hereof, or if not therein defined, as given to them in the Credit Agreement. If the Credit Agreement is terminated prior to the termination of this Warrant, such terms shall have the definitions given to them in the Credit Agreement as in effect immediately prior to its termination.

ARTICLE I

EXERCISE OF WARRANT; RESTRICTED SHARES

1.1 Right to Exercise. Subject to the vesting provisions set forth in Section 1.2, the holder hereof shall have the right, at its option, to exercise this Warrant, in whole or in part, at any time or from time to time during the period commencing on the date hereof and ending on November 17, 2030 (the “Exercise Period”).

1.2 Forfeiture of Restricted Shares in Certain Circumstances.

(a) Seventy-five percent (75%) of the Warrant Shares shall be fully vested and not subject to forfeiture at any time for any reason.  The remaining twenty-five percent (25%) of the Warrant Shares (such remaining Warrant Shares, the “Restricted Shares”), shall be subject to forfeiture as provided in this Section 1.2.

(b) Subject to the provisions of Section 1.2(c) below, the Restricted Shares and the right to purchase such Restricted Shares shall be subject to forfeiture during the Restricted Period as set forth in this Section 1.2(b).  In the event that both of the Performance Targets are achieved during the Restricted Period and the Restricted Shares have not been issued, the Restricted Shares shall no longer be issuable, and shall be forfeited. In the event that both of the Performance Targets are achieved during the Restricted Period and the Restricted Shares have been issued pursuant to the exercise of the Warrant, the Company shall have the right to redeem the Restricted Shares at a purchase price per share equal to the Exercise Price.

(c) In the event any Company Group Member undertakes or agrees to undertake a Value Event prior to the achievement of the Performance Targets, all Restricted Shares shall become fully vested and exercisable, and shall no longer be subject to forfeiture.

(d) In the event that the Company fails to achieve the Performance Targets during the Restricted Period, on the first day immediately following the end of the Restricted Period, the Restricted Shares shall become fully vested and exercisable, and shall no longer be subject to forfeiture.

1.3 Manner of Exercise; Payment. To exercise this Warrant, the holder hereof shall deliver to the Company (a) a Notice of Exercise duly executed by such holder specifying the number of shares of Common Stock to be purchased, (b) an amount equal to the aggregate Exercise Price for all shares of Common Stock to be purchased pursuant to the applicable Notice of Exercise, and (c) this Warrant. At the option of such holder, payment of the Exercise Price may be made by (X) either of the Permitted Payment Methods, (Y) deduction from the number of shares of Common Stock otherwise to be delivered upon exercise of the Warrant of that number of shares of Common Stock which has an aggregate Current Market Price on the date of exercise - or if such shares of Common Stock are not then publicly traded, an aggregate Fair Value on the date of exercise - equal to the aggregate Exercise Price for all shares of Common Stock to be purchased pursuant to this Warrant, or (Z) by any combination of the foregoing methods. The exercise of this Warrant and payment of the Exercise Price pursuant to Section 1.3(Y) above is intended to qualify as a tax free reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended. If the holder of this Warrant has not elected to exercise this Warrant prior to the end of the Exercise Period, then this Warrant shall automatically (without any act on the part of the holder) be exercised pursuant to Section 1.3(Y) effective immediately prior to the expiration of the Warrant to the extent such net issue exercise would result in the issuance of Warrant Shares, unless the holder shall earlier provide written notice to the Company that the holder desires that this Warrant expire unexercised. If this Warrant is automatically exercised pursuant to the immediately preceding sentence, the Company shall notify the holder of the automatic exercise within five Business Days, and the holder shall surrender the Warrant to the Company in accordance with the terms hereof.

1.4 Issuance of Common Stock and New Warrant. Upon receipt of the required deliveries, the Company shall, as promptly as practicable but in any event within five (5) Business Days thereafter, cause to be issued and delivered to the holder hereof (or its nominee) or, subject to Article III, the transferee designated in the Notice of Exercise, a certificate or certificates representing the shares of Common Stock equal to the aggregate number of shares of Common Stock specified in the Notice of Exercise, or if such shares of Common Stock are not certificated, reasonable evidence that the Company has issued such shares of Common Stock to the holder hereof (or its nominee, or in the name of such transferee, as the case may be) and such issuance is recorded on the books and records of the Company (less any shares of Common Stock in payment of a cashless exercise pursuant to Section 1.3(Y)). Such certificate or certificates shall be registered in the name of the holder hereof (or its nominee) or in the name of such transferee, as the case may be. If this Warrant is exercised in part, the Company shall, at the time of delivery of such certificate or certificates, issue and deliver to the holder hereof or, subject to Article III, the transferee so designated in the Notice of Exercise, a new Warrant evidencing the rights of the holder hereof or such transferee to purchase the aggregate number of shares of Common Stock for which this Warrant shall not have been exercised and this Warrant shall be canceled.

1.5 Effectiveness of Exercise. This Warrant shall be deemed to have been exercised and the shares of Common Stock shall be deemed to have been issued, as of the close of business on the latest date on which the Company receives all of the following: (a) the Notice of Exercise; (b) the Exercise Price (unless a cashless exercise is being effected pursuant to Section 1.3(Y)); and (c) this Warrant.

1.6 Fractional Shares. The Company shall not issue fractional shares of Common Stock upon any exercise of this Warrant. The Company shall purchase from the holder any fractional shares of Common Stock otherwise issuable upon exercise at a price equal to an amount calculated by multiplying such fractional share of Common Stock (calculated to the nearest .001 of a share) by the greater of the Exercise Price or the Put Price (determined without regard to whether this Warrant or any Warrant Shares are then subject to repurchase hereunder) calculated as of the date of the Notice of Exercise. Payment of such amount shall be made at the time of delivery of any certificate or certificates deliverable upon such exercise, in cash or by check payable to the order of the holder hereof or, subject to Article III, the transferee designated in the Notice of Exercise, as the case may be.

1.7 Continued Validity. A holder of Common Stock issued upon the whole or partial exercise of this Warrant shall continue to be entitled to all rights to which a holder of this Warrant is entitled pursuant to the provisions hereof. The Company acknowledges and agrees that each such holder of Common Stock shall be and is hereby deemed to be a third party beneficiary of this Warrant.

ARTICLE II

REGISTRATION, TRANSFER AND EXCHANGE

The Company shall keep at its principal office a register in which it shall record the registration, transfer and exchange of this Warrant. The holder hereof and the Company shall take such actions as may be necessary from time to time (or as may be reasonably requested by the other party) to effect the proper registration of this Warrant or portions hereof and in connection with any transfer or exchange of this Warrant or portions hereof. All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits, as the Warrants surrendered upon such registration of transfer or exchange.

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor and denomination. The Company and any agent of the Company may treat the Person in whose name this Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes.

Upon any transfer of this Warrant in accordance with Article III, the holder shall provide to the Company an Assignment for recording in the register. If this Warrant is transferred in whole, at the time of delivery of such Assignment, the Company shall issue and deliver to the transferee so designated in the Assignment a new Warrant evidencing the rights of such transferee to purchase the aggregate number of shares of Common Stock which this Warrant shall not have been exercised and this Warrant shall be canceled. If this Warrant is transferred in part, at the time of delivery of such Assignment (a) the Company shall issue and deliver to (i) the holder hereof a new Warrant evidencing the rights of the holder hereof to purchase the aggregate number of shares of Common Stock for which this Warrant shall not have been exercised not subject to such Assignment and (ii) the transferee so designated in the Assignment a new Warrant evidencing the rights of such transferee to purchase the aggregate number of shares of Common Stock for which this Warrant shall not have been exercised and subject to such Assignment and (b) this Warrant shall be canceled.

ARTICLE III

RESTRICTIONS ON TRANSFER

3.1 Notice of Proposed Transfer. Neither this Warrant nor any Warrant Shares shall be transferable without prior written notice to the Company except (a) to an Affiliate of the holder hereof, (b) to a successor to the holder hereof as a result of a merger or consolidation with, or sale of all or substantially all of the assets of or the Capital Stock of, the holder hereof, (c) in a public offering pursuant to an effective registration statement under the Securities Act or in an offering constituting an exempt transaction under Rule 144 or Rule 144A, (d) in a transaction exempt from registration under the Securities Act and any applicable state securities / “blue sky” laws or regulations), (e) pursuant to Article V or Article VI, or (f) to any Person if the holder hereof shall also transfer or assign to such person all or a part of its interest in the Credit Agreement.

Reference in this Article III to shares of Common Stock issuable upon the exercise of this Warrant includes shares of Common Stock theretofore issued upon the exercise of the Warrant or otherwise which are then evidenced by certificates required to bear the legend set forth in Section 3.2. The conditions contained in this Article III are intended solely to insure compliance with the Securities Act in respect of the transfers of Warrants or Warrant Shares.

3.2 Legend on Certificates. Certificates evidencing Issued Warrant Shares, if any, shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. IN ADDITION, ANY TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT DATED AS OF NOVEMBER 17, 2020 ORIGINALLY ISSUED BY DIGERATI TECHNOLOGIES, INC. (THE “COMPANY”) TO POST ROAD SPECIAL OPPORTUNITY FUND II LP TO PURCHASE SECURITIES OF THE COMPANY. A COPY OF THE FORM OF SUCH WARRANT IS ON FILE WITH THE SECRETARY OF THE COMPANY AT 825 W. BITTERS, SUITE 104, SAN ANTONIO, TEXAS 78216, AND WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT SUCH ADDRESS.”

3.3 Termination of Restrictions. The restrictions imposed under this Article III upon the transferability of this Warrant or Warrant Shares shall cease when (a) a registration statement covering such Warrant Shares becomes effective under the Securities Act or (b) the Company receives an opinion of counsel reasonably acceptable to the Company that such restrictions are no longer required in order to ensure compliance with the Securities Act. When such restrictions terminate, the Company shall, or shall instruct its transfer agent and registrar to, issue new certificates in the name of the holder not bearing the legend required under Section 3.2.

3.4 Rule 144 and Rule 144A. The Company covenants that it timely will file all reports required to be filed by it with the Commission, and that it will take such further action as a holder may reasonably request, all to the extent required from time to time to enable such holder to sell this Warrant or any Warrant Shares without registration under the Securities Act pursuant to Rule 144 (“Rule 144”) (or any similar rule then in effect) promulgated by the Commission under the Securities Act. Upon the request of a holder, the Company promptly (and in any event within five Business Days) will deliver to such holder a notice stating whether it has complied with such requirements. The Company covenants that it will provide to each holder or any prospective purchaser of Warrant or Warrant Shares the information required to be delivered under paragraph (d)(4) of Rule 144A (“Rule 144A”) (or any similar provision then in effect) promulgated by the Commission under the Securities Act in respect of a transaction qualifying for an exemption under Rule 144A and it will take such further action as a holder may reasonably request, all to the extent required from time to time, to enable such holder to sell its Warrant or Warrant Shares without registration under the Securities Act pursuant to Rule 144A.

ARTICLE IV

ANTIDILUTION PROVISIONS

4.1 General Statements of Intent; Adjustment of the Number of Shares Purchasable. The Company hereby acknowledges that the initial number of Issuable Warrant Shares was calculated based upon representations of the Company (a) that the number of Shares outstanding on a fully diluted basis as of the Closing Date (including the Issuable Warrant Shares and any other Convertible Securities outstanding on the Closing Date) is as set forth on Exhibit 4.1-A, and that the total number of Issuable Warrant Shares represented twenty five percent (25%) (the “Target Percentage”) of the total Shares of the Company, on a fully diluted basis, as of the Closing Date (including the Issuable Warrant Shares and any other Convertible Securities outstanding on the Closing Date but excluding (i) the number of shares of the Company’s Common Stock into which the Minority T3 Nevada Shares are convertible pursuant to the conversion legend on the certificates representing the Minority T3 Nevada Shares (the “Minority T3 Nevada Shares Conversion Legend”) and (ii) 2,500,000 (two million five hundred thousand) shares of the Company’s Common Stock reserved for issuance pursuant to the Equity Plan along with 2,500,000 (two million five hundred thousand) shares by which the Company plans to increase the share reserve of the Equity Plan via amendment of such Equity Plan), and (b)(i) that the number of shares of common stock of T3 Nevada (the “T3 Shares”) held by the Company as of the Closing Date was as set forth on Exhibit 4.1-A, (ii) the number of T3 Shares outstanding on a fully diluted basis as of the Closing Date was as set forth on Exhibit 4.1-A, and (iii) the number of shares of capital stock held by the Company as of the Closing Date represented eighty percent (80%) of all shares of T3 Nevada capital stock on a fully diluted basis. The Company has delivered to Holder a certificate, in the form attached hereto as Exhibit 4.1-B, duly executed by the Chief Executive Officer and Secretary of the Company and dated as of the date hereof with respect to the capitalization of the Company (the “Capitalization Certificate”). For the sake of clarity, the Company and Holder acknowledge and agree that the calculation of the initial number of Issuable Warrant Shares for the Target Percentage set forth on Exhibit 4.1-A contains assumptions and estimations for anticipated issuances of Shares, Share Purchase Rights or Convertible Securities (which remain subject to Section 9.9) and conversion amounts and the number of Issuable Warrant Shares is subject to appropriate adjustments to the number of Issuable Warrant Shares so that the total Issuable Warrant Shares represent the Target Percentage of the total Shares of the Company, on a fully diluted basis (including the Issuable Warrant Shares).

Subject to Section 4.3(g), if for any reason it shall hereafter be determined by the holder of this Warrant that the actual number of any of the Shares or T3 Shares outstanding on a fully diluted basis, or the number of T3 Shares held by the Company, are different from the foregoing, such holder may notify the Company of such determination and if the Company does not dispute the same, the Company shall forthwith reissue this Warrant with appropriate adjustments in the initial number of Issuable Warrant Shares, so that the total Issuable Warrant Shares represent the Target Percentage of the total Shares of the Company, on a fully diluted basis (including the Issuable Warrant Shares), and make other changes as requested by Holder to reflect such adjustments in the number of Issuable Warrant Shares. If a Dispute arises with respect to such determination, such Dispute shall be resolved pursuant to the Dispute Resolution Procedures, and the Dispute Arbitrator shall give its opinion as to the adjustment, if any, to be made to the number of Issuable Warrant Shares. Upon receipt of such opinion, the Company shall promptly mail a copy thereof to the holder of this Warrant and shall make the adjustment described therein.

Subject to Section 4.3(g), it is the intent of the parties hereto that after giving effect to any exercise of this Warrant, the holder hereof and the holder of all Issued Warrant Shares would collectively be the owner of (or have the right to acquire pursuant hereto) the Target Percentage (as such amount may be adjusted in the event of a cashless exercise hereof pursuant to Section 1.3(Y)) of the total Shares then outstanding on a fully diluted basis (including the Issuable Warrant Shares), except as such percentage may be reduced as a consequence of an issuance of Excluded Shares after the Closing Date in an Adjustment Transaction not requiring any adjustment in number of Issuable Warrant Shares in accordance with Section 4.2. Without limiting the foregoing and notwithstanding anything to the contrary herein, subject to Section 9.9, in the event that the Company issues any Shares, Share Purchase Rights or Convertible Securities, (i) the number of Issuable Warrant Shares shall be adjusted by the Company so as to fairly preserve, without dilution, the purchase rights represented by this Warrant and otherwise with the essential intent and purposes hereof, including, subject to Section 4.3(g), that the holder hereof and the holder of all Issued Warrant Shares would collectively be the owner of (or have the right to acquire pursuant hereto) the Target Percentage (as such amount may be adjusted in the event of a cashless exercise hereof pursuant to Section 1.3(Y)) of the total Shares then outstanding on a fully diluted basis (including the Issuable Warrant Shares), unless such adjustment is separately and expressly waived in writing by Holder, in its sole discretion, and (ii) within five Business Days after such issuance, the Company shall deliver a certificate of an officer of the Company certifying to the details of such issuance and the adjustment to the number of Issuable Warrant Shares as result of such issuance.

For the sake of clarity, unless otherwise agreed to in writing by Holder, in the event the number of Issuable Warrant Shares hereunder is adjusted on any occasion, the Company shall forthwith reissue this Warrant to Holder with such appropriate adjustments in the number of Issuable Warrant Shares.

4.2 Adjustment of Number of Issuable Warrant Shares. If any Adjustment Transaction shall occur, the number of Issuable Warrant Shares shall be adjusted by the Company so as to fairly preserve, without dilution, the purchase rights represented by this Warrant in accordance with Section 4.1 and otherwise with the essential intent and purposes hereof. Upon the consummation of such Adjustment Transaction, the holder hereof thereafter shall be entitled to purchase, at the Exercise Price, the number of shares of Common Stock obtained by multiplying the number of shares of Common Stock which the holder hereof is entitled to purchase hereunder immediately prior to such Adjustment Transaction by a fraction (a) the numerator of which shall be the product of the number of Shares Deemed Outstanding immediately after the consummation of such Adjustment Transaction multiplied by the Fair Value per Share immediately prior to the consummation of such Adjustment Transaction, and (b) the denominator of which shall be the sum of (x) the product of number of Shares Deemed Outstanding immediately prior to the consummation of such Adjustment Transaction multiplied by the Fair Value per Share immediately prior to the consummation of such Adjustment Transaction plus (y) the aggregate consideration received for the issuance of Shares in such Adjustment Transaction. The Company promptly shall make such adjustment and notify the holder hereof of same within five Business Days after the consummation of such Adjustment Transaction.

Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment in the number of Issuable Warrant Shares in the case of the issuance of Excluded Shares.

In case the Company after the date hereof shall propose to (i) pay any distribution payable in Shares to the holders of Shares or to make any other Distribution to the holders of Shares, (ii) offer to the holders of Shares rights to subscribe for or purchase any additional Shares of any class or any other rights or options or (iii) effect any reclassification of the Shares (other than a reclassification involving merely the subdivision or combination of outstanding Shares), or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of Shares), or any sale, transfer or other disposition of its property, assets and business as an entirety or substantially as an entirety, or the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall mail to the holder of this Warrant notice of such proposed action, which shall specify the date on which the books of the Company shall close, or a record shall be taken, for determining the holders of Shares entitled to receive such distribution payable in Shares or other Distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of Shares of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed at least ten (10) Business Days prior to the record date for determining holders of Shares for purposes of receiving such payment or offer. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Section shall not affect the legality or validity of the adjustment of the number of Issuable Warrant Shares, or any transaction giving rise thereto.

4.3 Share Purchase Rights and Convertible Securities. For all purposes of the foregoing, the following shall be applicable:

(a) Issuance of Share Purchase Rights or Convertible Securities. If the Company shall issue, grant or sell any Share Purchase Rights or Convertible Securities, then the maximum number of Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Share Purchase Rights or, in the case of Convertible Securities and Share Purchase Rights therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be an issuance of Shares issued as of the time of such issue for purposes of determining any adjustment to the number of Issuable Warrant Shares pursuant to Section 4.2. For purposes of determining the issue price of a deemed issuance of Shares as of the time of issuance of such Share Purchase Rights or Convertible Securities where such Share Purchase Rights or Convertible Securities provide for variable, adjusting or contingent prices per Share, the lowest price per share for which the applicable Shares are issuable upon the conversion, exercise or exchange of such variable, adjusting or contingent price per share issuance shall be used. Except as contemplated below, no further adjustment of the Issuable Warrant Shares shall be made upon the actual issuance of such Shares or of such Convertible Securities upon the exercise of such Share Purchase Rights or upon the actual issuance of such Shares upon conversion, exercise or exchange of such Convertible Securities.

(b) Change in Share Purchase Right Price or Rate of Conversion – New Issuances. If the purchase or exercise price provided for in any Share Purchase Right, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Shares, increases or decreases at any time (whether due to an amendment to such terms or any other adjustment pursuant to the provisions of such Share Purchase Right or Convertible Securities) such that it would result in an adjustment to the number of Issuable Warrant Shares under Section 4.2 or otherwise require adjustment to fairly preserve, without dilution, the purchase rights represented by this Warrant in accordance with Section 4.1, the number of Issuable Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the number of Issuable Warrant Shares which would have been in effect at such time had such Share Purchase Rights or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. No adjustment pursuant to this Section 4.3(b) shall decrease the number of Issuable Warrant Shares to an amount which is less than the higher of (i) the number of Issuable Warrant Shares in effect immediately prior to the original adjustment made under Section 4.3(a) as a result of the issuance of such Share Purchase Right or Convertible Security, or (ii) the number of Issuable Warrant Shares that would have resulted from any issuances or deemed issuances of Shares between the original adjustment date and such readjustment date without giving effect to any adjustment in the number of Issuable Warrant Shares based on such Share Purchase Right or Convertible Security.

(c) Change in Share Purchase Right Price or Rate of Conversion – Existing Share Purchase Rights or Convertible Securities. If the purchase or exercise price provided for in any Share Purchase Right, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Shares, increases or decreases at any time (whether due to an amendment to such terms or any other adjustment pursuant to the provisions of such Share Purchase Right or Convertible Securities) such that it would result in an adjustment to the number of Issuable Warrant Shares under Section 4.2 or otherwise require adjustment to fairly preserve, without dilution, the purchase rights represented by this Warrant in accordance with Section 4.1, the number of Issuable Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the number of Issuable Warrant Shares which would have been in effect at such time had such Share Purchase Rights or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, as of the Closing. No adjustment pursuant to this Section 4.3(c) shall decrease the number of Issuable Warrant Shares to an amount which is less than, in the aggregate, subject to Section 4.3(g), the Target Percentage of the total Shares then outstanding on a fully diluted basis (including the Issuable Warrant Shares). This provision shall apply only to the extent that, as of the date of issuance of this Warrant, any Share Purchase Right or Convertible Security was in fact outstanding.

(d) Expiration of Termination of Share Purchase Rights or Convertible Securities. Upon the expiration or termination of any unexercised Share Purchase Right or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the number of Issuable Warrant Shares pursuant to the terms of Section 4.2, the number of Issuable Warrant Shares shall be readjusted to such number as would have obtained had such Share Purchase Right or Convertible Security (or portion thereof) never been issued.

(e) Calculation of Consideration Received.

(i) If any Share Purchase Right or Convertible Security is issued by the Company in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company, together comprising one integrated transaction, (A) such Share Purchase Right or Convertible Security (as applicable) will be deemed to have been issued for consideration determined in good faith by the board of directors of the Company; and (B) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference between (x) the aggregate consideration received by the Company minus (y) the value of such Share Purchase Right or Convertible Security (as applicable) determined in accordance with clause (A) above.

(ii) If any Shares, Share Purchase Rights or Convertible Securities are issued by the Company or sold or deemed to have been issued or sold by the Company only for cash, the consideration received therefor will be deemed to be the amount of cash received by the Company therefor. If any Shares, Share Purchase Rights or Convertible Securities are issued or sold by the Company for consideration other than cash or a combination of cash and other consideration, the aggregate amount of consideration received therefor by the Company will be the Fair Value of such other consideration determined in good faith by the board of directors of the Company plus (if any cash was received) the amount of cash so received by the Company.

(iii) If any Shares, Share Purchase Rights or Convertible Securities are issued by the Company to the owners of a non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the Fair Value of such portion of the assets and business of the non-surviving entity as is attributable to such Shares, Share Purchase Rights or Convertible Securities.

(iv) The consideration per share received by the Company for Shares deemed to have been issued by the Company pursuant to Sections 4.3(a), 4.3(b), 4.3(c) and 4.3(d) relating to Share Purchase Rights and Convertible Securities shall be determined in good faith by the board of directors of the Company and be equal to the quotient of (A) the total amount, if any, received or receivable by the Company as consideration for the issue of such Share Purchase Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in such Share Purchase Rights or Convertible Securities (as the case may be) without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Share Purchase Rights or the conversion or exchange of such Convertible Securities, or in the case of Share Purchase Rights for Convertible Securities, the exercise of such Share Purchase Rights for Convertible Securities and the conversion or exchange of such Convertible Securities divided by (B) the maximum number of Shares (as set forth in such Share Purchase Rights or Convertible Securities (as the case may be) without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Share Purchase Rights or the conversion or exchange of such Convertible Securities, or in the case of Share Purchase Rights for Convertible Securities, the exercise of such Share Purchase Rights for Convertible Securities and the conversion or exchange of such Convertible Securities.

(f) Record Date. If the Company takes a record of the holders of Shares for the purpose of entitling them (i) to receive a dividend or other distribution payable in Shares, Share Purchase Rights or in Convertible Securities or (ii) to subscribe for or purchase Shares, Share Purchase Rights or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(g) Minority T3 Nevada Shares. The Company hereby agrees that, in the event that the Company’s shares of Common Stock have a current market price of $1.50 or more per share for 20 consecutive trading days, the Company shall immediately cause T3 Nevada to exercise its option to convert all of the Minority T3 Nevada Shares into shares of the Company’s Common Stock, at a ratio of 3.4 shares of the Company’s Common Stock for every one (1) share of the Minority T3 Nevada Shares, (the “Minority T3 Nevada Share Conversion”) pursuant to the Minority T3 Nevada Shares Conversion Legend. For purposes of this Section 4.3(g), the “current market price” of the Company’s Common Stock shall mean the closing price on such day reported on a national or regional securities exchange or OTCQX/OTCQB by the OTC Markets Group. Upon the Minority T3 Nevada Share Conversion, the number of Issuable Warrant Shares shall be adjusted by the Company so as to equal twenty percent (20%) of the total Shares of the Company, on a fully diluted basis, as of the date of the Minority T3 Nevada Conversion (including the Issuable Warrant Shares and any other Convertible Securities outstanding on such date), which shall be calculated using the same methodology as used to determine the number of Issuable Warrant Shares as of the Closing Date.

ARTICLE V

PARTICIPATION IN COMPANY DISTRIBUTIONS, SUBSCRIPTION,

REGISTRATION AND OTHER RIGHTS

5.1 No Distributions. The Company shall not declare, make or pay any distribution, whether in cash, securities which are not Shares, Convertible Securities or Share Purchase Rights or other property, with respect to its Shares (a “Distribution”) unless it concurrently makes a cash payment to the holder of this Warrant equal to the product of (a) the amount of cash plus the Fair Value of any property or securities distributed with respect to each outstanding Share (or, at the option of the holder hereof, the holder’s applicable share of the actual property or securities so distributed) multiplied by (b) the number of Issuable Warrant Shares. The Company shall not permit T3 Nevada to declare, make or pay any distribution, whether in cash, securities or other property, with respect to the Outstanding T3 Nevada Shares unless the Company concurrently makes a cash payment to the holder of this Warrant equal to the product of (a) the aggregate amount of cash plus the Fair Value of any property or securities distributed with respect to all Outstanding T3 Nevada Shares (or, at the option of the holder hereof, the holder’s applicable share of the actual property or securities so distributed) multiplied by (b) 20% by (c) a fraction, the numerator of which is the number of Issuable Warrant Shares and the denominator of which is the number of total Issuable Warrant Shares in respect of all Warrants issued on the date hereof in conjunction with the Loans.

5.2 No Redemptions. Except for repurchases of Warrant Shares upon the exercise of the Put Options herein contained, the Company shall not repurchase or redeem any of its equity securities or any securities convertible into or exchangeable for such equity securities or any warrants or other rights to purchase such equity securities (including payment of debt evidenced by convertible promissory notes) unless it concurrently makes a cash payment to the holder of this Warrant (which shall not be required to sell or tender for redemption any securities held by it as a result) equal to the product of (a) the aggregate amount of cash and the aggregate Fair Value of any property paid out by the Company in connection with any such repurchase or redemption by (b) 33% (or, in the event that the Minority T3 Nevada Conversion has occurred, 25%) multiplied by (c) a fraction, the numerator of which is the number of Issuable Warrant Shares and the denominator of which is the number of total Issuable Warrant Shares in respect of all Warrants issued on the date hereof in conjunction with the Loans.

5.3 Preemptive Right. Subject to applicable securities laws and except in connection with the issuance of any Excluded Shares, if the Company proposes to issue Shares, Convertible Securities or Share Purchase Rights (collectively, “New Equity Securities”), the holder of this Warrant and the holder of any Issued Warrant Shares shall have the right to purchase up to its Preemptive Pro Rata Share of all such New Equity Securities. For the purposes of this Section 5.3, each such holder’s “Preemptive Pro Rata Share” shall be the percentage that the number of Warrant Shares held by such holder represents of all Shares on a fully diluted basis immediately prior to the issuance of the New Equity Securities.

If the Company proposes to issue any New Equity Securities, it shall give the holder of this Warrant and the holder of any Issued Warrant Shares not less than twenty (20) days’ prior written notice of its intention, describing the New Equity Securities and the price and other terms and conditions upon which the Company proposes to issue the same. Each such holder shall have fifteen (15) days following receipt of such notice to elect to purchase such holder’s Preemptive Pro Rata Share of the New Equity Securities by delivering a written notice of its election to the Company within the time period. Notwithstanding the foregoing, the Company shall not be required to offer or sell such New Equity Securities to any holder who would cause the Company to be in violation of applicable securities laws.

To the extent any such holder does not elect to purchase its Preemptive Pro Rata Share of all New Equity Securities, the Company shall have one hundred eighty (180) days following the expiration of the notice provided above to sell the New Equity Securities first, to electing holders and then, to any other third parties, at a price and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the holders (provided that the sale of all New Equity Securities to a holder or any third party shall be on the same terms and conditions as those specified in the notice). If the Company has not sold such New Equity Securities within such one hundred eighty (180) day period, the Company shall not thereafter issue or sell any New Equity Securities, without first offering such securities to the holders in the manner provided above.

5.4 Holder’s Tag-Along Rights. Each holder of a Warrant or Warrant Shares shall have the right to participate or “tag-along” in the sale of any Shares by Art Smith, Craig Clement, or Antonio Estrada, directly or indirectly (the “Management Stockholders”), in accordance with the form of Tag-Along Rights Agreement (attached hereto as Exhibit 5.4) between the Company’s Management Stockholders and the Initial Holder, and any successor, assignee or transferee of the Initial Holder, a copy of which is attached hereto and by this reference incorporated herein in its entirety.

5.5 Holder’s Registration Rights. Each holder of a Warrant or Warrant Shares shall have the right to participate in, or to require that the Company effect, registration of this Warrant or Warrant Shares, in accordance with the terms of Exhibit 5.5 attached hereto (Registration Rights of Warrant Holders), which shall be binding upon the Company and each holder, and any successor, assignee or transferee.

5.6 Liquidation Preference. The Company shall not make any payment, in cash, securities or other property, in respect of any liquidation preference of any shares of Preferred Stock of the Company under the Articles of Incorporation unless it concurrently makes a cash payment (or, at the option of the holder hereof, the holder’s applicable share of the actual property or securities so paid) to the holder of this Warrant equal to the product of (a) the aggregate amount of cash plus the Fair Value of any property or securities paid with respect to all outstanding shares of Preferred Stock receiving such payment of liquidation preference multiplied by (b) 33% (or, in the event that the Minority T3 Nevada Conversion has occurred, 25%) multiplied by (c) a fraction, the numerator of which is the number of Issuable Warrant Shares and the denominator of which is the number of total Issuable Warrant Shares in respect of all Warrants issued on the date hereof in conjunction with the Loans. If this Warrant has been exercised, in part or in full, in addition to the foregoing, the Company shall not make any payment, in cash, securities or other property, in respect of any liquidation preference of any shares of Preferred Stock of the Company under the Articles of Incorporation unless it concurrently makes a cash payment (or, at the option of the holder hereof, the holder’s applicable share of the actual property or securities so paid) to the holder of this Warrant equal to the product of (a) the aggregate amount of cash plus the Fair Value of any property or securities paid with respect to all outstanding shares of Preferred Stock receiving such payment of liquidation preference multiplied by (b) 33% (or, in the event that the Minority T3 Nevada Conversion has occurred, 25%) multiplied by (c) a fraction, the numerator of which is the number of Issued Warrant Shares and the denominator of which is the number of total Issuable Warrant Shares in respect of all Warrants issued on the date hereof in conjunction with the Loans. This Section 5.6 shall survive any exercise of this Warrant.

ARTICLE VI

PUT OPTIONS

6.1 Company’s Obligation to Repurchase Issuable Warrant Shares. Upon written notice from the holder of this Warrant from time to time during the Put Period, the Company shall, within sixty (60) days of the date designated in such notice, repurchase from such holder the number of Issuable Warrant Shares designated in such notice for an amount equal to the number of shares so designated multiplied by the Put Price as of the date of such notice. On the date designated for such repurchase, upon receipt of the payment of the Put Price, the holder shall surrender this Warrant to the Company, without being required to make any representation or warranty (other than that the holder has good and valid title to the Warrant free and clear of liens, claims, encumbrances and restrictions of any kind), against payment for the Issuable Warrant Shares being repurchased by either of the Permitted Payment Methods, as selected by the holder. If less than all of such holder’s Issuable Warrant Shares are being repurchased, the Company shall issue and deliver to such holder a new Warrant, representing the aggregate number of Issuable Warrant Shares not being repurchased.

6.2 Company’s Obligation to Repurchase Issued Warrant Shares. Upon written notice from any holder of Issued Warrant Shares from time to time during the Put Period, the Company shall, within sixty (60) days of the date designated in such notice, repurchase from such holder the number of such Issued Warrant Shares designated in such notice for an amount equal to the number of shares so designated multiplied by the Put Price as of the date of such notice. Upon the date designated for such repurchase, the holder of such shares shall deliver to the Company, without being required to make any representation or warranty (other than that such holder has good and valid title to such shares free and clear of liens, claims, encumbrances and restrictions of any kind) one or more certificates representing the shares being repurchased duly endorsed for transfer to the Company, against payment therefor by either of the Permitted Payment Methods, as selected by the holder. If less than all of such holder’s Issued Warrant Shares are being repurchased, the Company shall issue a new certificate or certificates in the name of, and deliver to, such holder representing the aggregate number of such shares not being repurchased.

6.3 Determination of the Put Price. For the purposes of this Article VI, the Put Price per Share as of a date specified herein (the “Put Price”) in connection with an exercise by any holder of its rights under this Article VI shall be equal to:

(a) if the Put Price is being determined in connection with a Value Event involving any Company Group Member, the quotient obtained by dividing (i) the Equity Value of the Company determined by reference to the applicable Value Event, by (ii) the number of Shares Deemed Outstanding as of such date; and

(b) if the Put Price is being determined for any other purpose:

(i) the Fair Value of the Warrant as mutually agreed upon by the holder and the Company, or

(ii) if not mutually agreed upon within thirty (30) days of written notice of exercising the put rights under this Article VI (the “Put Notice”), as determined by the Dispute Arbitrator, who shall be engaged by the Administrative Agent and who value the Warrant pursuant to the Dispute Resolution Procedures and the principles herein described. The valuation shall seek to determine Equity Value of the Company assuming a willing buyer and a willing seller, taking into account the aggregate amount of any Funded Indebtedness as of the date of determination but without taking into account (x) any discount by reason of a minority ownership interest, the illiquidity of the Shares interest being valued, or similar discounts, or (y) any working capital adjustments. The valuation of such investment banking firm shall be binding and final upon the parties. The investment banking firm shall be engaged promptly (and in any event within ten (10) Business Days after the aforesaid thirty (30) day period expires) by the Company and the Administrative Agent. The reasonable fees and expenses of the investment banking firm shall be paid by the Company, as described in the Dispute Resolution Procedures.

6.4 Failure to Pay Put Price. If the Company is not lawfully able or fails to pay the Put Price in full on or before the sixtieth day after the date of the Put Notice (the “Put Payment Date”), then, at any time thereafter, at the option of the Majority Holders, all of the rights heretofore represented by this Warrant or any Warrant Shares for which repurchase has been demanded, including any right of such holder hereof to cause the Company to purchase such Warrant Shares, shall convert, automatically and irrevocably and without any further action or acknowledgment on the part of the Company or the holder hereof, into an obligation of the Company to pay to such holder hereof, on demand, an amount equal to the unpaid portion of the Put Price, together with accrued interest (based on a 365-day year) on the unpaid principal amount thereof at a rate of fourteen percent (14%) per annum (such rate, as adjusted from time to time pursuant to the following sentence, the “Default Rate”), with interest compounding quarterly until the maturity thereof. Nothing in this Section 6.4 shall require the Company to pay interest at a rate in excess of the maximum rate permitted by applicable law. The obligation of the Company created pursuant to this Section 6.4 may be prepaid by the Company at any time without premium or penalty. The entire principal amount of the obligation and any interest accrued thereon, if not sooner demanded by the holder thereof, shall become immediately due and payable and must be repaid upon the earliest of (i) consummation of any registered public offering after the date hereof, (ii) any acceleration by any holder of Funded Indebtedness owed to such holder, (iii) the occurrence of any Value Event involving any Company Group Member, (iv) the occurrence of a payment default required any senior credit agreement to which the Company or any Company Subsidiary is a party, and (v) the first anniversary of the Put Payment Date. All payments of principal and interest on such obligation shall be made by wire transfer of immediately available funds to an account or accounts designated in writing by such holder. Upon the request of any holder of Warrant Shares, accompanied by such holder’s delivery to the Company of all warrant and stock certificates representing Warrant Shares (or in lieu thereof, an affidavit of lost warrant or stock certificate, as the case may be, reasonably acceptable to the Company) that in accordance with this Section 6.4 have been converted into the Company’s payment obligation as set forth in this Section 6.4, the Company shall issue to such holder one or more promissory notes of the Company, in form and substance satisfactory to the Majority Holders, evidencing the obligations of the Company to such holders under this Section 6.4. Such holders shall have the right to assign such promissory notes and obligations to any Person without the consent of the Company. The Company shall not have the right to assign its rights or delegate its duties under such promissory notes and obligations to any other Person.

ARTICLE VII

FINANCIAL AND BUSINESS INFORMATION

7.1 Covenant Not to Provide MNPI. If the holder of this Warrant or Warrant Shares has elected not to receive material nonpublic information (“MNPI”) from the Company during any period during which the Company is obligated under this Warrant to deliver any notice to holder, which notice would include MNPI, the Company agrees hereby (a) to inform the holder of this Warrant or Warrant Shares of its obligation to deliver the aforementioned notice to holder (without furnishing any MNPI to Holder), and (b) within three (3) Business Days after its receipt of such information, such holder shall inform the Company whether it elects to receive such notice. If the holder of this Warrant or Warrant Shares so informs the Company of its election to receive such notice, the Company shall deliver such notice in accordance with the terms of this Warrant. If the holder hereof so informs the Company of its election not to receive such notice, then the Company shall not deliver such notice to the holder and holder shall have waived its right to receive delivery of such notice. Notwithstanding the foregoing, any election by the holder of this Warrant or Warrant Shares to waive its right to receive delivery of any notice shall apply only with respect to the specific notice referenced in the aforementioned information furnished by the Company and not to any subsequent notice.

7.2 Information. Subject to Section 7.1 above, the Company shall deliver to the holder hereof or of Warrant Shares all materials and information (a) delivered to other Company shareholders, and (b) otherwise made publicly available, in each case in the same manner and form as provided to such shareholders or made publicly available. Except as otherwise provided in this Article VII Section 7.2 below, the Company shall not have any other independent obligations to provide information to the holder hereof, or of Warrant Shares pursuant to this Warrant.

7.3 Notice of Certain Events. Notwithstanding the foregoing Section 7.2, and Subject to Section 7.1 above, the Company shall deliver to the holder hereof or of Warrant Shares the following information:

(a) promptly upon the occurrence thereof or upon the Company’s obtaining knowledge thereof, notice of the existence of an Event of Default, describing such Event of Default in reasonable detail; and

(b) at least thirty (30) days’ prior notice of any Value Event involving any Company Group Member.

7.4 Right to Additional Information Upon Request. Notwithstanding the foregoing, and subject to Section 7.1 above, upon written request by any holder hereof or of Warrant Shares, the Company shall deliver to the holder hereof or of Warrant Shares the following information (on a one-time or continuing basis as requested):

(a) as soon as practicable after the end of each of the first three fiscal quarters in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, one copy of (i) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and (ii) the consolidated statements of income, retained earnings and changes in financial position of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, in each case setting forth in comparative form the figures for the corresponding dates and periods in the previous fiscal year, prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail and certified as complete and correct by the chief financial or accounting officer of the Company;

(b) as soon as practicable after the end of each fiscal year of the Company and in any event within ninety (90) days thereafter, one copy of (i) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and (ii) consolidated statements of income, retained earnings and changes in financial position of the Company and its Subsidiaries for such year, in each case setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon by a firm of independent certified public accountants of recognized national standing selected by the Company, which report shall state that (1) such financial statements fairly present the financial position of the entities being reported upon at the end of such year and the results of their operations and changes in accounting principles consistently applied (except for changes in accounting principles with which such accountants concur), and (2) its examination of such financial statements has been made in accordance with generally accepted auditing standards and included such tests of the accounting records and other auditing procedures as they considered necessary in the circumstances;

(c) no later than December 1 of each year, projections of the financial performance of the Company and its Subsidiaries for the forthcoming fiscal year, month-by-month, in form consistent with its past practices;

(d) promptly upon their becoming available, one copy of each report, notice or proxy statement sent by the Company or any of its Subsidiaries to its respective stockholders generally;

(e) with reasonable promptness, such other information as from time to time may be reasonably requested by the holder hereof or of any Issued Warrant Shares, including, without limitation, an updated capitalization table for the Company and its Subsidiaries.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY

The Company hereby represents and warrants to the Initial Holder and each subsequent holder of this Warrant that as of the Closing Date:

8.1 Organization. The Company and T3 Nevada are corporations duly incorporated, validly existing and in good standing under the laws of the State of Nevada. T3FL and Nexogy are corporations duly incorporated, validly existing and in good standing under the laws of the State of Florida. Shift8 is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Digerati Networks is a corporation duly incorporated and validly existing under the laws of the State of Texas.

8.2 Subsidiaries. T3 Nevada, T3FL, Nexogy, Shift8 and Digerati Networks are the only Subsidiaries of the Company.

8.3 Capitalization of T3 Nevada. The authorized capital stock of T3 Nevada consists of 75,000,000 shares of common stock, par value $0.001 per share, of which 800,100 shares are issued to the Company (the “Company T3 Nevada Shares”) and 199,900 shares, in the aggregate, are issued to , , and (the “Minority T3 Nevada Shares” and together with the Company T3 Nevada Shares, the “Outstanding T3 Nevada Shares”). There are no issued and outstanding shares of capital stock of T3 Nevada, other than the Outstanding T3 Nevada Shares. T3 Nevada has not issued or agreed to issue any Share Purchase Rights or Convertible Securities. The Outstanding T3 Nevada Shares have been validly issued without violation of any preemptive or similar rights, issued in compliance with all applicable state and federal laws concerning the issuance of securities and are fully paid. T3 Nevada has not issued any equity interests of any class which is preferred as to distributions or as to the distribution of assets upon the voluntary or involuntary dissolution, liquidation or winding up of the Company. The Company has a valid and enforceable right to cause the Minority T3 Nevada Share Conversion. The Minority T3 Nevada Shares Conversion Legends, and the rights and obligations granted therein, are in full force and effect and are enforceable against T3 Nevada and the holders of the Minority T3 Nevada Shares.

8.4 Capitalization of the Company. The capitalization of the Company is set forth on Exhibit 4.1-A attached hereto. The Company has not issued or agreed to issue any Share Purchase Rights or Convertible Securities, and there are no preemptive rights in effect with respect to the issuance of any shares of Common Stock upon exercise of this Warrant and all other Warrants issued pursuant to the Credit Agreement. All shares of capital stock of the Company have been validly issued without violation of any preemptive or similar rights, issued in compliance with all applicable state and federal laws concerning the issuance of securities and are fully paid. The Company has not issued any equity interests of any class which is preferred as to distributions or as to the distribution of assets upon the voluntary or involuntary dissolution, liquidation or winding up of the Company.

8.5 Authority. The Company has full corporate power and authority to execute and deliver this Warrant and to perform all of its obligations hereunder, and the execution, delivery and performance hereof has been duly authorized by all necessary corporate action on the part of the Company. This Warrant has been duly executed on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by the effect of applicable bankruptcy and insolvency laws, and by general principles of equity.

8.6 Public Company Reporting Compliance. The Company is subject to, and in full compliance with, the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months. The Company has made available to the holder hereof through the EDGAR system, which is available on www.sec.gov, true and complete copies of each of the Company’s Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K (collectively, the “SEC Filings”). The SEC Filings, when they were filed with the SEC (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and did not, as of such date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All registration statements and other materials filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), when they were filed with the SEC (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and did not, as of such date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Company and each of its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings, and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and the Subsidiaries.

8.7 No Legal Bar. Neither the execution, delivery or performance of this Warrant will (a) conflict with or result in a violation of the articles of incorporation, certificate of incorporation, certificate of formation, any operating agreement, bylaws or other similar agreement of any Company Group Member, (b) assuming the Initial Holder is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act of 1933, as amended), is purchasing for its own account, conflict with or result in a violation of any law, statute, regulation, order or decree applicable to any Company Group Member or any Affiliate (except that the Company’s ability to honor its obligations with respect to the Put Options is subject to the availability of sufficient earned and/or capital surplus), (c) require any consent or authorization or filing with, or other act by or in respect of, any Governmental Authority or other Person, or (d) result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which any Company Group Member is a party or by which such Company Group Member is bound.

8.8 Validity of Shares. When issued upon the exercise of this Warrant as contemplated herein, the Issued Warrant Shares will have been duly authorized, validly issued and will be fully paid and non-assessable.

ARTICLE IX

VARIOUS COVENANTS OF THE COMPANY GROUP

9.1 No Impairment or Amendment. No Company Group Member shall by any action including, without limitation, amending any certificate of formation, certificate of incorporation, articles of organization, articles of incorporation, any limited liability company operating agreement, bylaws or any similar agreement of any Company Group Member, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant or impair the ability of the holder to realize upon the intended economic value hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, (a) the Company will (i) take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid shares of Common Stock upon the exercise of this Warrant, and (ii) obtain all such authorizations, exemptions or consents from any Governmental Authority or other Person as may be necessary to enable the Company to perform its obligations under this Warrant, and (b) the Company shall not, and shall cause its Subsidiaries not to, issue any Shares or other equity interests.

9.2 Reservation of Shares. The Company shall file an amendment to the Articles of Incorporation, in the form attached hereto as Exhibit 9.2 (the “Charter Amendment”), within forty-five (45) days of the Closing Date. From and after the filing of the Charter Amendment, the Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, a number of shares of Common Stock equal to at least 150% of the number of shares of Issuable Warrant Shares. All such shares of Common Stock shall be duly authorized and, when issued upon exercise of this Warrant, shall be validly issued and fully paid with no liability on the part of the holders thereof for further capital contributions.

9.3 Public Company Reporting Compliance. For so long as this Warrant remains outstanding, and for a period of five (5) years from the date of exercise hereof, the Company shall file all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable. The Company has made available to the holder hereof through the EDGAR system, which is available on www.sec.gov, true and complete copies of each of the Company’s Quarterly maintain full compliance with the reporting requirements of Section 13 or 15(d) of Exchange Act, as applicable and will make available to the holder hereof through the EDGAR system, which is available on www.sec.gov, true and complete copies of its SEC Filings. The Company shall ensure that all of its SEC Filings comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder, and to ensure that the SEC Filings do not contain any untrue statement of material facts or omit to state any material facts required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All reports and statements required to be filed by the Company under the Securities Act and the Exchange Act shall be filed, together with all exhibits required to be filed therewith.

9.4 Listing on Securities Exchange. If the Company shall list any Shares on any national securities exchange it will, at its expense, list thereon, maintain and increase when necessary such listing of, all Issued Warrant Shares and, to the extent permissible under the applicable securities exchange rules, all Issuable Warrant Shares, so long as any Shares shall be so listed. The Company will also so list on each national securities exchange, and will maintain such listing of, any other securities which the holder of this Warrant shall be entitled to receive upon the exercise thereof if at the time any securities of the same class shall be listed on such national securities exchange by the Company. The Company shall maintain all listings required by this Section 9.4 until the expiration of this Warrant.

9.5 Disposal of Assets. Without the prior written consent of the holder, no Company Group Member shall itself undertake, or permit any of such member’s direct or indirect subsidiaries to undertake, dispose of all or substantially all of the business, assets or securities of any Company Group Member, whether through a direct or indirect sale or exclusive license of assets, or otherwise.

9.6 Interested Transactions. Without the prior written consent of the holder of this Warrant, which consent shall not be unreasonably withheld, conditioned or delayed so long as the requirements of this Section 9.6 are fulfilled to the satisfaction of the holder of this Warrant in its sole and absolute discretion, no Company Group Member shall, and Company shall not permit any of its direct or indirect Subsidiaries to, (a) merge, consolidate with, or otherwise acquire all or any portion of the business, assets or securities of any Affiliate of any Company Group Member; (b) make any loans or other advances of money to officers, directors or equityholders of any Company Group Member or any Affiliate of any Company Group Member; or (c) enter into, or be a party to, any transaction with any officer, director, equityholder of any Company Group Member or any Affiliate of any Company Group Member or of such officer, director or equityholder; except in each of the foregoing cases pursuant to the reasonable requirements of any Company Group Members’ business and upon fair and reasonable terms which are no less favorable to any Company Group Member than would obtain in a comparable arm’s length transaction between unrelated parties of equal bargaining power, which terms are disclosed fully to the holder of this Warrant prior to engaging in the applicable transaction.

9.7 Indemnification. If the Company fails to make when due any payments provided for in this Warrant, the Company shall pay to the holder hereof (a) interest at the Default Rate on any amounts due and owing to such holder and (b) such further amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees and expenses incurred by such holder in collecting any amounts due hereunder. The Company shall indemnify, save and hold harmless the holder hereof from and against any and all liability, loss, cost, damage, reasonable attorneys’ and accountants’ fees and expenses, court costs and all other out-of-pocket expenses incurred in connection with or arising from an Event of Default.

9.8 Certain Expenses. The Company shall pay all reasonable, out-of-pocket fees and expenses in connection with, the issue, sale and delivery by the Company to the holder(s) of (a) the Warrant, (b) the Issuable Warrant Shares and (c) the Issued Warrant Shares, the determinations of Fair Value, Equity Value and all other determinations hereunder, and the enforcement by the holder of its rights and remedies under this Warrant, including, but not limited to, reasonable attorneys’ fees and expenses.

9.9 Additional Protective Provisions. Without the prior written consent of the holder, no Company Group Member shall cause or permit itself or any of its direct or indirect subsidiaries to:

(a) materially change or engage in new lines of businesses;

(b) take any action that contravenes, conflicts with or would otherwise have a discriminatory effect on the rights, powers, preferences or privileges of the holder;

(c) amend or restate any certificate of formation/incorporation, articles of organization/incorporation, any limited liability company operating agreement, bylaws or any similar agreement of any Company Group Member, other than the Charter Amendment;

(d) create, authorize, issue, purchase or redeem any equity securities, debt securities, Convertible Securities, or other interests, including, without limitation, for the avoidance of doubt, issuance of securities pursuant to the Equity Purchase Agreement, dated January 12, 2018, by and between the Company and Peak One Opportunity Fund, L.P., a Delaware limited partnership, as amended from time to time;

(e) create, adopt, amend, terminate or repeal any equity (or equity-linked) compensation plan or amend or waive any of the terms of any option or other grant pursuant to any such plan;

(f) authorize or permit the creation of any lien or security interest (except for statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business) or incur other indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees;

(g) create any subsidiary that is not wholly owned (either directly or through one (1) or more other subsidiaries) by the Company;

(h) reduce its ownership stake in any subsidiary;

(i) hold capital stock in any subsidiary that is not wholly owned other than T3 Nevada;

(h) undertake a Value Event;

(i) take any of the actions set forth in Article V hereof;

(j) amend, modify, terminate or waive any provision of the Minority T3 Nevada Shares Conversion Legend, issue any replacement stock certificate representing any of the Minority T3 Nevada Shares that do not contain the T3 Nevada Shares Conversion Legend, or any assignment, sale, gift or other transfer of the Minority T3 Nevada Shares, unless the transferee of such Minority T3 Nevada Shares executes and delivers a (1) joinder agreeing to be bound by all the provisions of Side Letter A as the transferor thereunder (in the case of or (or their permitted transferees as contemplated hereby) as the transferor) or (2) joinder agreeing to be bound by all the provisions of Side Letter B as the transferor thereunder (in the case of (or its permitted transferees as contemplated hereby) as the transferor), in form and substance satisfactory to the Holder, and the stock certificate representing such transferred Minority T3 Nevada Shares contains the T3 Nevada Shares Conversion Legend; or

(k) agree to take any of the foregoing actions.

Without limiting the foregoing, Holder: (1) will use commercially reasonable efforts to cooperate with the Company to allow equity issuances to be utilized for compensation of management upon mutually agreeable terms; (2) will not withhold its consent specifically with regard to issuances of shares of Common Stock pursuant to the conversion of convertible promissory notes currently outstanding set forth on Schedule 9.32 to the Credit Agreement; provided, however, that such convertible promissory notes shall not be amended or modified without the prior written consent of Holder; and (3) will not withhold its consent specifically with regard to incentive pay owed to Art Smith, Antonio Estrada, or Craig Clement pursuant to their Employment Agreements currently in effect to be paid via issuances of Series C Convertible Preferred Stock; provided, however, that such Employment Agreements shall not be amended or modified without the prior written consent of Holder.

9.10 Board Observation.  The Company shall, and shall cause its Subsidiaries to, give the holder of this Warrant notice of (in the same manner notice is given to directors, managers, governors or individuals acting in similar capacities), and permit up to one representative of the holder of this Warrant (collectively, the “Board Observer”) to attend as an observer (but with no voting rights), each meeting (whether telephonic or in-person) of the Company’s and it Subsidiaries’ board of directors, board of governors or managers, or other similar governing body, and each executive and other committee meetings thereof; provided, however, in connection with the foregoing, the Company shall, and shall cause its Subsidiaries to, provide the holder of this Warrant with any and all materials provided to the board of directors (or similar governing body) of the Company and its Subsidiaries with respect to each such meeting, at least 48 hours in advance of such meeting.  Notwithstanding the foregoing, Board Observer designated shall not have the right to receive (A) any information that would jeopardize or otherwise impair the Company’s or its direct or indirect Subsidiaries’ attorney-client privilege or (B) any information that would result in the disclosure of trade secrets or a conflict of interest.  The Board Observer shall not be entitled to be present (in-person or telephonically) at that portion of any meeting when any such information is discussed.  The reasonable travel expenses incurred by the Board Observer in attending any board or committee meeting held in-person shall be promptly reimbursed by the Company.  The Company will, and will cause its Subsidiaries to, cause its board of directors (or similar governing body) to meet telephonically or in-person not less often than once per fiscal quarter and in-person not less often than once per fiscal year.  The holder of this Warrant may elect, at its option, to have its Board Observer attend each meeting in-person or telephonically. The Company shall, and shall cause its Subsidiaries to, enter into a Board Observer Agreement with Holder in the form attached hereto as Exhibit 9.10.

9.11 Inspection Rights. The Company shall permit the holder of this Warrant, at such holder’s expense, to visit and inspect the Company’s and its Subsidiaries’ properties; examine its and their books of account and records; and discuss the Company’s and its Subsidiaries’ affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the holder of this Warrant; provided, however, that the Company shall not be obligated pursuant to this Section 9.11 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

9.12 Controlling Interest. The Company shall not amend Article II, Section 14 of its bylaws or amend the Articles of Incorporation to contradict or otherwise change, affect or supersede Article II, Section 14 of its bylaws for so long as this Warrant is outstanding or within 15 days of any exercise of this Warrant without the prior written consent of the holder of this Warrant (or, if this Warrant no longer is outstanding, the holder of this Warrant at the time of the last exercise of this Warrant). This Section 9.12 shall survive any exercise of this Warrant.

9.13 Side Letters. The Company shall deliver to Holder, within 20 days of the date hereof, each of Side Letter A, duly executed by the Company, T3 Nevada, , and, and Side Letter B, duly executed by the Company, T3 Nevada and.

ARTICLE X

DEFINITIONS

The terms defined in this Article X, whenever used in this Warrant, shall have the following respective meanings:

“Adjustment Transaction” shall mean any of (i) the declaration of a distribution upon, or distribution in respect of, any of the Company’s Shares or other equity interests, payable in Shares, Convertible Securities or Share Purchase Rights, (ii) the subdivision or combination by the Company of its outstanding Shares into a larger or smaller number of Shares, as the case may be, (iii) a Dilutive Transaction, (iv) any capital reorganization or reclassification of the Shares or other equity interests of the Company, (v) the consolidation or merger of the Company with or into another Person, (vi) the sale or transfer of the property of the Company as (or substantially as) an entirety, or (vii) any event as to which the foregoing clauses are not strictly applicable but the failure to make an adjustment in the number of Issuable Warrant Shares hereunder would not fairly protect the purchase rights, without dilution, represented by this Warrant.

“Affiliate” of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, and (b) any officer or director of such Person. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Articles of Incorporation” means the First Amended and Restated Articles of Incorporation of Digerati Technologies, Inc., as filed with the Nevada Secretary of State on April 11, 2014, as amended by that certain (a) Certificate of the Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock, as filed with the Nevada Secretary of State on August 5, 2020, (b) Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, as filed with the Nevada Secretary of State on June 8, 2020, (c) Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, as filed with the Nevada Secretary of State on July 14, 2020 and (d) Certificate of Designation of Preferences, Rights and Limitations of Series F Super Voting Preferred Stock, as filed with the Nevada Secretary of State on June 18, 2020.

“Asset Sale” means (a) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any Subsidiary of all or substantially all such entity’s assets, or (b) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Company, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

“Assignment” means the form of Assignment set forth on Exhibit 1-A.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Stock” means, with respect to any Person, all shares, interests, options, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organization.

“Change of Control” means, with respect to any Person, the acquisition by an individual, entity or group (other than the existing stockholders of such Person and its Affiliates) of (i) twenty percent (20%) of the equity or assets of any affiliated company that directly or indirectly (through a Subsidiary or otherwise) beneficially or legally owns 20% or more of the voting interest of such Person on the date hereof or any subsequent date on which such an acquisition occurs; (ii) any reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of such Person that results in the owners of such Person (or the owners of any company described in clause (i) above) prior to such transaction owning (together with their affiliates) eighty percent (80%) or less of the ownership interests in the ongoing business previously conducted by such Person (or the company described in clause (i) above, as applicable).

“Closing Date” means November 17, 2020.

“Commission” means the Securities and Exchange Commission or another Federal agency from time to time administering the Securities Act.

“Common Stock” means the common stock, par value $0.001 per share, of the Company, and any Capital Stock into such common stock that shall have been converted, exchanged or reclassified following the date hereof.

“Company Group” means, collectively, the Company and each of the Companies’ Subsidiaries.

“Company Group Member” means, each of the Company or any Subsidiary.

“Convertible Securities” means evidences of indebtedness, equity interests or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, additional Shares, either immediately or upon the arrival of a specified date or the happening of a specified event.

“Current Market Price” as to any security on any date specified herein means the average of the daily closing prices for the thirty (30) consecutive trading days before such date excluding any trades which are not bona fide arm’s length transactions. The closing price for each day shall be (i) the mean between the closing high bid and low asked quotations on the OTC (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent successor platform, or (ii) if any such security is listed or admitted for trading on any national securities exchange, the last sale price of any such security, regular way, or the mean of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which any such security is listed. If any such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (i) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (ii) of the preceding sentence if actual transactions are reported.

“Digerati Networks” shall mean Digerati Networks, Inc., a Texas corporation.

“Dilutive Transaction” shall mean any issuance by the Company after the Closing Date of Shares (or Share Purchase Rights or Convertible Securities that would permit the purchase of Shares) for a consideration less than the then Fair Value per Share. Notwithstanding the foregoing, the issuance of Excluded Shares shall not be considered a “Dilutive Transaction”.

“Dispute” means a determination as to (a) any adjustment in the number of Issuable Warrant Shares, (b) Fair Value or any of the components thereof, (c) Equity Value or any of the components thereof, (d) consideration received or payable upon issuance for any Shares, Share Purchase Right or Convertible Security, (e) whether the Performance Targets have been achieved, or (f) any other matter hereunder, in each case, with respect to which the Company and the Majority Holders and/or the Administrative Agent cannot agree promptly and in good faith (and in any event within ten (10) Business Days after the date such determination is required to be made hereunder).

“Dispute Arbitrator” means, with respect to any unresolved Dispute, an independent investment banking firm selected by the Administrative Agent and reasonably acceptable to the Company), who shall be engaged by the Administrative Agent and who shall make the applicable determination which is the subject of such Dispute.

“Dispute Resolution Procedures” means the following procedures:

(a) no later than 5:00 p.m. (New York time) by the tenth (10th) Business Day immediately following the date on which the final Dispute Arbitrator is engaged (the “Dispute Submission Deadline”) the Administrative Agent and the Company each shall deliver to the Dispute Arbitrator (i) a written statement describing the Dispute, (ii) written documentation supporting its position with respect to such Dispute and (iii) such party’s calculation of the value or determination with respect to which there is a Dispute, in each case, (the documents referred to in the immediately preceding clauses (i) (ii) and (iii) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Administrative Agent or the Company fails so to deliver the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to the Dispute Arbitrator with respect to such dispute and the Dispute Arbitrator shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to the Dispute Arbitrator prior to the Dispute Submission Deadline);

(b) unless otherwise agreed to in writing by both the Company and the Administrative Agent or otherwise requested by the Dispute Arbitrator, neither the Company nor the Administrative Agent shall be entitled to deliver or submit any written documentation or other support to the Dispute Arbitrator in connection with such dispute (other than the Required Dispute Documentation); and

(c) the Company and the Administrative Agent shall cause the Dispute Arbitrator to determine the resolution of such Dispute and notify the Company and the Administrative Agent of such resolution thereof no later than ten (10) Business Days immediately following the Dispute Submission Deadline.

The reasonable fees and expenses of the Dispute Arbitrator shall be paid by the non-prevailing party (or, in the case of a dispute as to which party is the prevailing party, as determined by the Dispute Arbitrator). The Dispute Arbitrator’s resolution of such Dispute shall be final and binding upon all parties absent manifest error. The Company expressly acknowledges and agrees that (i) this definition constitutes an agreement to arbitrate between the Company and the Administrative Agent (and constitutes an arbitration agreement) under the Delaware Uniform Arbitration Act Sections 5701, et seq., (ii) the terms of this Warrant shall serve as the basis for the Dispute Arbitrators’ resolution of the applicable Dispute, (iii) such Dispute Arbitrator shall be entitled (and hereby expressly is authorized) to make all findings, determinations and the like that the Dispute Arbitrator determines are required to be made by such Dispute Arbitrator in connection with its resolution of such Dispute and in resolving such Dispute such Dispute Arbitrator shall apply such findings, determinations and the like to the terms of this Warrant, and (iv) nothing in this definition shall limit the holders of the Warrant Shares from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this definition).

“Equity Plan” shall mean that certain Digerati Technologies, Inc. 2015 Equity Compensation Plan as is in effect as of the Closing Date or any amendment thereto or any similar plan adopted from time to time by the board of directors of the Company.

“Equity Value” of the Company at any date shall mean

(a) in case Equity Value is being determined in connection with a Value Event involving any Company Group Member:

(i) in the case of a Value Event described under subparagraph (a), (b) or (d) of the definition of Value Event, the amount equal to:

(A) the total enterprise value consideration payable in connection with such transaction, including but not limited to the sum of the aggregate of:

(I) the total amount of consideration (including any cash distributed derived from any Company Group Member’s assets) received by or payable to any Company Group Member or its stockholders, without duplication; plus

(II) the implied value of any equity interest retained by the Company’s stockholders if the Value Event is not a merger or sale of all of the outstanding Capital Stock or assets of the Company; plus

(III) the value of any assets, directly or indirectly, retained by the Company in the case of a Value Event not involving the sale of substantially all of the Company’s assets; plus

(IV) the total exercise price payable under all unexercised in-the-money Share Purchase Rights and Convertible Securities, regardless of whether such Share Purchase Rights or Convertible Securities are exercised or converted or the exercise price is actually paid; plus

(V) the amount of any other quantifiable consideration included as part of a transaction, but only when, as and if received by any Company Group Member or its stockholders (i.e., deferred payments, above-market covenants not to compete, above-market consulting agreements or traded/exchanged properties) (if all or any portion of the aggregate consideration is paid in the form of assets other than cash, the value of such non-cash consideration shall be the Fair Value); plus

(VI) the aggregate amount of any Funded Indebtedness and other liabilities of any Company Group Member assumed by the buyer or purchaser in any such transaction; plus

(VII) the aggregate amount of all Funded Indebtedness and other liabilities deducted from the overall agreed enterprise value in determining the purchase price for such transaction or which will be paid off in or following such transaction;

less

(B) without duplication, the aggregate amount of any Funded Indebtedness outstanding that is repaid from the proceeds of the foregoing or which will be paid off upon the consummation of such transaction;

less

(C) the amount of any and all reasonable and documented closing costs associated with any such transaction or transactions payable to non-Affiliates of the Company and its stockholders as part of such transaction; or

(ii) in the case of a Value Event described under subparagraph (c) of the definition of Value Event, the amount equal to (A) the initial public offering price multiplied by the Shares Deemed Outstanding less (B) the amount of any closing costs associated with any such transaction or transactions plus the aggregate amount of any Funded Indebtedness outstanding immediately after the closing of the initial public offering.

(b) in case Equity Value is being determined other than in connection with a Value Event, the Equity Value of the Company as determined in accordance with the procedures described in Section 6.3(b).

“Event of Default” means (a) the breach or in accuracy, in any material respect, of any representation or warranty made by the Company, (b) the failure by the Company to comply with any covenant contained herein, (c) an Event of Default under Section 13.1.1 or 13.1.4 of the Credit Agreement, (d) or an Event of Default under Section 13.1.5(a) of the Credit Agreement resulting from a breach of any of the covenants set forth in Section 11.11 of the Credit Agreement, or (e) if, prior to the date the Obligations are Paid in Full, the board of directors of T3 Nevada does not include one observer appointed by the Administrative Agent.

“Excluded Shares” means (a) the issuance of Shares upon the exercise in whole or part of this Warrant or any of the other Warrant issued pursuant to the Credit Agreement, (b) the issuance of Shares pursuant to a rights offering in which the holder hereof elects to fully participate as if this Warrant had been exercised and such holder were, at the time of any such rights offering, then a holder of that number of shares of Shares to which such holder is then entitled on the exercise hereof, (c) the issuance of Shares to the holder of this Warrant or any other Warrant pursuant to the exercise of preemptive rights granted to such holder herein or therein, (d) the issuance of up to 2,500,000 (two million five hundred thousand) shares of the Company’s Common Stock reserved for issuance pursuant to the Equity Plan along with 2,500,000 (two million five hundred thousand) shares by which the Company plans to increase the share reserve of the Equity Plan via amendment of such Equity Plan, or (e) the issuance of Shares in compliance with adjustments required under Section 4.1.

“Fair Value” means the fair value of any security, property, assets, business or entity at issue, or, in the case of a determination of the fair value of the Company (for purposes of the Put Price or any other determination of the Fair Value of a Warrant Share), the Equity Value of the Company, in each case as agreed upon by the Company and the Majority Holders. If a Dispute arises with respect to determining such fair value or Equity Value, such Dispute shall be resolved pursuant to the Dispute Resolution Procedures, and the Dispute Arbitrator shall give its opinion as to the final fair value or Equity Value, as the case may be. In making such determinations, no discount shall be imposed by reason of a minority ownership interest, the illiquidity of the Shares being valued, or similar adjustments, or for working capital adjustments. Notwithstanding the foregoing, if the Company shall have effected a public offering of Shares and the Shares are traded on a public market, Fair Value means, with reference to the Warrant Shares, the Current Market Price of the Shares as of any date of determination.

“Funded Indebtedness” means the sum of all indebtedness of the Company and its Subsidiaries solely for money borrowed (other than any indebtedness owed to any Affiliate of the Company).

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Issuable Warrant Shares” means the number of shares of Common Stock issuable from time to time upon exercise of this Warrant.

“Issued Warrant Shares” means (a) any shares of Common Stock issued upon exercise of this Warrant plus (b) any Shares issued as a distribution with respect to any shares of the type described in (a) or as part of a stock split affecting such shares.

“Majority Holders” means that holders of a majority of the Warrant Shares.

“Nexogy” means Nexogy, Inc., a Florida corporation.

“Notice of Exercise” means the form of Notice of Exercise set forth on Exhibit 1-B.

“Performance Targets” means (a) the achievement by T3 Nevada of at least $5 million in trailing twelve month EBITDA (as such term is defined in the Credit Agreement) during any 12-month period during the Restricted Period and sustainment of such EBITDA (as such term is defined in the Credit Agreement) level thereafter through the remainder of the Restricted Period, and (b) the Company or T3 Nevada becomes listed on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American, or the New York Stock Exchange during the Restricted Period.

“Permitted Payment Methods” means either of (i) wire transfer of immediately available funds to an account in a bank located in the United States designated by the payee for such purpose or (ii) delivery of a certified or official bank check.

“Person” means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Put Options” means either of the options described in Section 6.1 or Section 6.2.

“Put Period” means the period commencing on the earliest of (a) any mandatory or optional prepayment in full of the Obligations or the date the Obligations are required to be paid in full under the Credit Agreement, (b) the occurrence of a Value Event involving a Company Group Member, or (c) the occurrence of an Event of Default, and terminating on the last day of the Exercise Period.

“Restricted Period” means the period beginning on the date hereof and ending twenty-four (24) months from the date hereof.

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Shares” means the Company’s Capital Stock, any equity interests in the Company into which such Capital Stock shall have been changed or any equity interests resulting from any reclassification of such equity interests and any other class of equity interests or Capital Stock of the Company now or hereafter authorized having the right to share in distributions either of earnings or assets of the Company without limit as to amount or percentage.

“Shares Deemed Outstanding” means, as of any date of determination, the number of Shares outstanding on a fully diluted basis assuming (i) the full exercise of all in-the-money Share Purchase Rights (other than this Warrant and all other Warrants issued pursuant to the Credit Agreement) then issued by the Company or which the Company is then obligated to issue and (ii) the conversion into Shares of all in-the-money Convertible Securities then issued by the Company or which the Company is then obligated to issue.

“Share Purchase Rights” means any issued and outstanding warrants, options or other rights to subscribe for, purchase or otherwise acquire any Shares or any Convertible Securities.

“Shift8” means Shift8 Networks, Inc. (d/b/a T3 Communications), a Texas corporation.

“Side Letter A” means that certain letter agreement dated as of a date within twenty (20) days hereof by and among the Initial Holder, Company, T3 Nevada, , and.

“Side Letter B” means that certain letter agreement dated as of a date within twenty (20) days hereof by and among the Initial Holder, Company, T3 Nevada and.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Capital Stock as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to all Subsidiaries of the Company, including, without limitation, T3 Nevada, Nexogy, Shift8, T3FL and Digerati Networks.

“T3FL” means T3 Communications, Inc., a Florida corporation.

“Value Event” means, with respect to any Person, the occurrence of any of the following events: (a) any merger or consolidation of such Person with or into any other Person, (b) any Asset Sale of such Person, (c) a Change of Control of such Person (other than a Change of Control with respect to which the Administrative Agent has granted its prior written consent), and (d) any act of dissolution or termination of the Company.

“Warrant” means this Warrant dated as of November 17, 2020 issued to the Initial Holder and all warrants issued upon the partial exercise, transfer or division of, or in substitution for or replacement of, any Warrant.

“Warrant Shares” means the Issuable Warrant Shares plus the Issued Warrant Shares.

The following terms have the meanings given to them in the indicated Sections of this Warrant:

Term	Section

“Administrative Agent”	Cover Page
“Board Observer”	9.10
“Capitalization Certificate”	4.1
“Charter Amendment”	9.2
“Company”	Cover Page
“Company T3 Nevada Shares”	8.3
“Credit Agreement”	Cover Page
“Default Rate”	6.4
“Distribution”	5.1
“Exchange Act”	8.6
“Exercise Period”	1.2
“Exercise Price”	Cover Page
“Initial Holder”	Cover Page
“Lenders”	Cover Page
“Loans”	Cover Page
“Management Stockholders”	5.4
“Minority T3 Nevada Shares”	8.3
“Minority T3 Nevada Shares Conversion”	4.3(g)
“Minority T3 Nevada Shares Conversion Legend”	4.1
“Outstanding T3 Nevada Shares”	8.3
“Post Road Administrative”	Cover Page
“Preemptive Pro Rata Share”	5.3
“Put Price”	6.3
“Put Notice”	6.3
“Put Payment Date”	6.4
“Restricted Shares”	1.1
“Rule 144”	3.4
“Rule 144A”	3.4
“SEC Filings”	8.6
“Securities Act”	8.6

Whenever used in this Warrant, any noun or pronoun shall be deemed to include both the singular and plural and to cover all genders, and the words “herein,” “hereof,” and “hereunder” and words of similar import shall refer to this instrument as a whole, including any amendments hereto. Unless specified otherwise, all Article, Section and Exhibit references shall be to the Articles, Sections and Exhibits of or to this Warrant.

ARTICLE XI

MISCELLANEOUS

11.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the holder hereof shall operate as a waiver of or otherwise prejudice such holder’s rights, powers or remedies.

11.2 Holder Not a Stockholder. Prior to the exercise of this Warrant as hereinbefore provided, the holder hereof shall not be entitled to any of the rights of a stockholder of the Company including, without limitation, the right as a stockholder to (a) vote on any proposed action of the Company or (b) receive (i) any distributions made to or redemptions of Shares of stockholders (except as provided in Article V), (ii) notice of or attend any meetings of stockholders of the Company (except as provided in Article IV and Article VII) or (iii) notice of any other proceedings of the Company (except as provided in Article IV, Article VII, and Article IX).

11.3 Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to (a) the holder of this Warrant or Issued Warrant Shares at its last known address appearing on the books of the Company maintained for such purpose, with a copy to Post Road Administrative LLC, , with a copy to (which shall not constitute notice) Duane Morris LLP, , or (b) the Company at its principal office at 825 W. Bitters, Suite 104, San Antonio, Texas 78216, Attn: Antonio Estrada with a copy to (which shall not constitute notice) Lucosky Brookman LLP,. The holder of this Warrant and the Company may each designate a different address by notice to the other pursuant to this Section 11.3.

11.4 Like Tenor. All Warrants shall at all times be identical, except as to the Preamble and Section 1.1.

11.5 Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

11.6 Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the holder hereof and (to the extent provided herein) the holders of Issued Warrant Shares, and shall be enforceable by any such holder.

11.7 Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Agreement, but this Agreement shall be construed as if such unenforceable provision had never been contained herein.

11.8 Integration. This Warrant replaces all prior agreements, supersedes all prior negotiations and constitutes the entire agreement of the parties with respect to the transactions contemplated herein.

11.9 Amendment. This Warrant may not be modified or amended, and no waiver of, or consent to any departure from, any term or provision of this Warrant shall be effective, except by written agreement of the Company and the beneficial holders of a majority of the Warrant Shares issued or issuable under this Warrant.

11.10 Headings. The headings of the Articles and Sections of this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

11.11 GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF DELAWARE.

[Signature page follows.]

IN WITNESS WHEREOF, this Warrant has been executed by the Company as of the date first above written.

Digerati Technologies, Inc.

By:
Name:
Title:

Warrant Signature Page

Exhibit 1-A

ASSIGNMENT FORM

(To be executed only upon the assignment

of the attached Warrant)

FOR VALUE RECEIVED, the undersigned registered holder of the attached Warrant hereby sells, assigns and transfers unto ________________________________, whose address is _____________________________________, all of the rights of the undersigned under the attached Warrant, with respect to _____ shares of Common Stock of Digerati Technologies, Inc. (the “Company”) and, if such shares do not include all the shares of Common Stock issuable as provided in the attached Warrant, requests that a new Warrant of like tenor for the number of shares of Common Stock of the Company not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint ______________________ attorney to register such transfer on the books of the Company maintained for that purpose, with full power of substitution in the premises.

Dated: ____________, __________  __________________________________________

By:
Name:
Title:

(Signature of Registered Holder)

Exhibit 1-B

NOTICE OF EXERCISE FORM

(To be executed only upon partial or full

exercise of the attached Warrant)

The undersigned registered holder of the within Warrant irrevocably exercises the attached Warrant for and purchases ______ shares of Common Stock of Digerati Technologies, Inc. (the “Company”) and herewith makes payment therefor [in the amount of $___________] [or in the case of a cashless exercise: [by deduction of ____ Shares in accordance with Section 1.3(Y) of the attached Warrant], all at the price and on the terms and conditions specified in the attached Warrant, and requests that a certificate (or _____ certificates in denominations of _____ shares of Common Stock) for the shares of Common Stock of the Company hereby purchased be issued in the name of and delivered to [(choose one)] (a) the undersigned or (b) ________________________________, whose address is _____________________________________, and, if such shares of Common Stock do not include all the shares issuable as provided in the attached Warrant, that a new Warrant of like tenor for the number of shares of Common Stock of the Company not being purchased hereunder be issued in the name of and delivered to [(choose one)] (a) the undersigned or (b) _____________________________, whose address is _______________________________.

Dated: ____________, __________ __________________________________________

By:
Name:
Title:

(Signature of Registered Holder)

Exhibit 4.1-A

CAPITALIZATION TABLE

(See Attached)

Exhibit 4.1-B

FORM OF CAPITALIZATION CERTIFICATE

Exhibit 5.4

FORM OF Tag-Along Rights AGREEMENT

(See Attached)

Exhibit 5.5

REGISTRATION RIGHTS

(Exhibit 5.5 to Warrant issued by Digerati Technologies, Inc.

dated November 17, 2020 (the “Warrant”)).

All capitalized terms not defined herein shall

have the meanings set forth in the Warrant.

1. Request for Registration. If, at any time and from time to time subsequent to the date hereof, the Company proposes to register or qualify any of its Shares in connection with the public offering of such Shares for cash, under any federal or state law or regulation of any governmental authority, the Company will, as expeditiously as reasonably possible, give written notice to all holders of Warrants and Issued Warrant Shares of the Company’s intention to effect such registration or qualification (each, a “Registration”). (As used herein, the terms “register” and “registration” refer to the act of registering or qualifying, and the registration or qualification of, securities in connection with a Registration.) If within 30 days after mailing of any such notice by the Company, any holder of Warrants or Issued Warrant Shares submits a written request to the Company specifying all or a part of such holder’s Warrant Shares, that such holder proposes to register Warrant Shares in such Registration, the Company will, subject to the terms and conditions hereof, effect the registration of such Warrant Shares. Any such holder may withdraw his request to participate in any such Registration, by written notice to the Company and the managing underwriter, if any, which shall be received by both any time prior to the “Registration Date” (as defined herein) of such Registration. The Company will give written notice to each requesting Holder of the contemplated filing date of the proposed Registration (the “Registration Date”) thirty (30) days prior to such Registration Date. In any such Registration, including a Demand Registration as set forth in Section 2 hereof, and notwithstanding the foregoing, the Company will not be obliged hereunder to register any Warrant Shares which are not Issued Warrant Shares prior to the effective date of such Registration, unless such Registration includes the registration of resales of Shares in transactions not involving an underwriting, in which case the Company will be obliged hereunder to register such Warrant Shares, including Issuable Warrant Shares, for such transactions. The Company will not be liable to any such holder in connection with any exercise by such holder in anticipation of any such Registration, or for any such Holder’s failure to timely exercise, or if the Registration Date is postponed for any reason, or if, for any reason, the Registration does not take place.

Notwithstanding the first paragraph hereof, if such Registration is a post-effective amendment to an existing registration statement that does not include any Warrant Shares (the “POS AM”), no Warrant Shares shall be added in such POS AM. Notwithstanding the first paragraph hereof, if such Registration is the Company’s first registered public offering (the “First Registration”), and it involves an underwriting, all Warrant Shares shall be included in such First Registration upon request pursuant to the provisions of this Section 1 only if and to the extent permitted by, and on such terms and conditions as may be required by, the managing underwriter, if any, of such First Registration; provided that any exclusion or partial exclusion from such First Registration shall not be permitted unless such exclusion is allocated pro rata, as nearly as practicable, among all Warrant Shares requested by the holders thereof for inclusion in such First Registration.

2. Demand Registration.

On or after First Registration, the Majority Holders (which must include the Initial Holder; provided such Initial Holder remains a registered holder of Warrants) shall have the right and option to require, upon written notice to the Company, that the Company file a Registration with respect to all Warrant Shares (“Demand Registration”), and the Company will use its best efforts to effect the registration of such Warrant Shares as have been requested to be registered by such, holders as soon as practicable; provided, however, (a) the Company shall only be required to effect a registration pursuant to this Section 2 if the Company is eligible to effect such registration on Form S-3 (or any successor form) promulgated under the Securities Act, and (b) the Company shall not be required to use such best efforts if the Company shall so request, for a period not to exceed nine (9) months immediately following the date a public offering of the Warrant Shares (pursuant to an effective registration statement under the Securities Act) is commenced; provided, further, if in the opinion of an independent investment banking firm such registration or qualification would, if not deferred, materially and adversely affect a proposed business or financial transaction of substantial importance to the Company’s financial condition (other than an underwritten public offering of its securities), the Company may defer such registration or qualification for a period (specified in such notice) of not more than ninety (90) days in any twelve-month period. If the Company is eligible to effect a Demand Registration on Form S-3 (or any successor form) promulgated under the Securities Act, then the Majority Holders (which must include the Initial Holder; provided such Initial Holder remains a registered holder of Warrants) shall have the right and option to require, upon written notice to the Company, that the Company file a Demand Registration with respect to up to all Warrant Shares at any time, but not more than twice in any twelve-month period.

If the managing underwriter, who shall be selected by the Person who originally requested such registration to manage the distribution of the Warrant Shares being registered, advises the prospective sellers in writing that the aggregate number of Warrant Shares to be sold in the proposed distribution and other shares of Common Stock, if any, requested to be registered by other holders of registration rights or proposed to be included in such registration by the Company should be less than the number of Warrant Shares and other shares of Common Stock requested or proposed to be registered, the number of Warrant Shares and other shares of Common Stock to be sold by each prospective seller (including the Company) shall be reduced as follows: first, the number of shares of Common Stock proposed to be registered by the Company shall be reduced to zero, if necessary; second, the number of shares of Common Stock proposed to be registered by the holders of shares of Common Stock possessing registration rights granted by the Company after the date hereof other than under or arising from this Warrant shall be reduced to zero, if necessary; and third, the number of Warrant Shares proposed to be included in such registration shall be reduced pro rata, so that each prospective seller may sell that proportion of Warrant Shares to be sold in the proposed distribution which the number of Warrant Shares proposed to be sold by such prospective seller bears to the aggregate number of Warrant Shares proposed to be sold by all prospective sellers.

3. Registration and Qualification Procedures. Whenever the Company is required by the provisions of Section 1 or Section 2 hereof to effect the registration of any Warrant Shares under the Securities Act, the Company will, as expeditiously as is possible, take such steps as are necessary or appropriate (and will consult in good faith with the relevant holder of Warrant Shares as to what steps may be included) to prepare for a registration or qualification of its securities, including without limitation preparing and filing with the Commission a registration statement, and amendments and supplements thereto, furnishing to each seller sufficient copies of prospectuses, preparing and filing registrations under the blue sky laws of applicable jurisdictions, entering into and performing underwriting agreements, keeping each seller advised as to the progress of the steps being taken and otherwise taking such actions in cooperation with each seller as are customarily taken or required in connection with the public registration and sale of securities. The Company, the holder hereof and each holder of Issued Warrant Shares shall cooperate with each other in supplying such information as may be necessary for any of such parties to complete and file any information reporting forms presently or hereafter required by the Commission or any commissioner or other authority administering the blue sky or securities laws of any jurisdiction where Warrant Shares are proposed to be sold pursuant to this Exhibit 5.5.

4. Holdback Agreements. The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven (7) days prior to or ninety (90) days after any underwritten registration pursuant to Section 1 or Section 2 hereof has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-8 or S-4 or any successor or similar forms thereto, and to cause each Person who purchases its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities at any time after the date of this Warrant (other than in a public offering ) to agree not to effect any such public sale or distribution of such securities, during such period.

If any registration pursuant to Section 1 or Section 2 is in connection with an underwritten public offering, each holder hereof and of Issued Warrant Shares agrees, if so required by the managing underwriter, not to effect any public sale or distribution of Issued Warrant Shares (other than as part of such underwritten public offering) during the period beginning seven (7) days prior to the effective date of such registration statement and ending on the ninetieth (90th) day after the effective date of such registration statement; provided that each Person that is an officer, director, or beneficial owner of five percent (5%) or more of the outstanding Shares, Convertible Securities or Share Purchase Rights enters into such an agreement on similar terms.

5. Allocation of Expenses. If the Company is required by the provisions of this Exhibit 5.5 to use its best efforts to effect the registration or qualification under the Securities Act or any state securities or blue sky laws of any of the Warrant Shares, the Company shall pay all professional fees (including the costs and expenses incurred by such professionals), all expenses and all registration fees in connection therewith, excluding legal fees, costs and expenses of any second counsel or accountants separately engaged by any holder of this Warrant or Warrant Shares.

6. Indemnification. In connection with any registration or qualification of securities under this Exhibit 5.5, the Company agrees to indemnify the holder hereof and the holders of any shares of Common Stock issuable upon the exercise hereof and each underwriter thereof, including each Person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and the costs, fees and expenses of legal counsel) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by such holder or underwriter expressly for use therein. The Company and each officer, director and controlling Person of the Company shall be indemnified respectively by the holder of this Warrant and by the holders of any Issued Warrant Shares for all such losses, claims, damages, liabilities and expenses (including the costs of reasonable investigation and the costs, fees and expenses of legal counsel) caused by any such untrue, or alleged untrue, statement, or any such omission, or alleged omission, based upon information furnished in writing to the Company by the holder hereof or any other holder of Warrant Shares expressly for use therein.

The indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (a) the indemnifying party agrees to pay the same, (b) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (c) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). No indemnifying party shall be liable for any settlement entered into without its consent, which consent shall not be withheld unreasonably.

If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, expenses or actions in respect thereof referred to herein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Warrant Shares, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The Company and the holder hereof agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by any method of allocation which did not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 6, in no event shall the amount contributed by any seller of Warrant Shares exceed the net proceeds received by such seller from the sale of Warrant Shares to which such contribution claim relates. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

Each holder of this Warrant and each holder of Issued Warrant Shares, by acceptance hereof or thereof, as the case may be, agrees to the indemnification and contribution provisions of this Exhibit 5.5.

The Registration Rights granted hereunder expire upon the first anniversary of the expiration of the Exercise Period (without regard to whether the Warrant has been exercised in whole or in part) without any further actions of the Company or the holders of the Warrant, Issuable Warrant Shares, or Issued Warrant Shares.

Exhibit 9.2

FORM OF CHARTER AMENDMENT

Exhibit 9.10

FORM OF BOARD OBSERVER AGREEMENT

(See Attached)